Exhibit 4.2

INVESTOR RIGHTS AGREEMENT

OF

COMMERCIAL CREDIT, INC.

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of December 12, 2014, by and among (i) Commercial Credit, Inc., a Delaware corporation (the “Company”), (ii) Lovell Minnick Equity Partners III LP, a Delaware limited partnership (“LMEP III”), Lovell Minnick Equity Partners III-A LP, a Delaware limited partnership (“LMEP III-A”), and each of the other entities and individuals set forth from time to time on the attached Schedule of Holders under the heading “Investors” who, at any time, acquires securities of the Company in accordance with Section 8 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each an “Investor” and collectively, the “Investors”), and (iii) each of the other entities and individuals set forth from time to time on the attached Schedule of Holders under the heading “Other Securityholders” who, at any time, acquires securities of the Company in accordance with Section 8 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (the “Other Securityholders”). The Investors and the Other Securityholders are collectively referred to herein as the “Securityholders.” Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 10 hereof; provided that if any term is not defined herein, then such term shall have the meaning assigned to it in the Stockholders Agreement.

WHEREAS, pursuant to that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), each Securityholder has agreed to contribute all of such Securityholder’s right, title and interest in and to its respective shares in Commercial Credit Group Inc., a Delaware corporation, to the Company in exchange for the issuance by the Company to such Investor of the number of shares of Common Stock, par value $0.00001 per share, Series 1 Preferred Stock, par value $0.00001 per share (the “Series 1 Preferred Stock”), and/or Series 2 Preferred Stock, par value $0.00001 per share (the “Series 2 Preferred Stock” and, together with the Common Stock and the Series 1 Preferred Stock, the “Shares”), as applicable, of the Company set forth on such Securityholder’s respective signature page to this Agreement; and

WHEREAS, on or prior to the date hereof, the Company has filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State.

WHEREAS, the execution of the Contribution Agreement and the closing of the transactions contemplated thereby is conditioned upon, among other things, the execution and delivery of this Agreement by the Securityholders.

In consideration of the foregoing premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions set forth herein, at any time and from time to time, the Investors, or any one of them, may request from the Company registration under the Securities Act of all or any portion of their Registrable Securities (provided that the aggregate amount is at least 10% of the Registrable Securities then outstanding and would have an aggregate price to the public of not less than $5,000,000) on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or, if available, on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”). All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the second sentence of Section 1(d) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt of the Company’s notice.

(b) Long-Form Registrations. The holders of Investor Registrable Securities shall be entitled to request pursuant to Section 1(a) an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in Section 5), whether or not any such registration is consummated.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of Investor Registrable Securities shall be entitled to request pursuant to Section 1(a) an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses, whether or not any such registration is consummated. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Company, pursuant to the request of the holder(s) of a majority of Investor Registrable Securities in connection with any Demand Registration, is qualified to and has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), then the Company shall use reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold pursuant to the Required Registration or (ii) the date as of which the holder(s) of Registrable Securities included in such registration (assuming such holder(s) are Affiliates of the Company) are able to sell all of their Registrable Securities included in such registration within a 90-day period in compliance with Rule 144 under the Securities Act. At any time or from time to time after the date hereof, any holder of Registrable Securities included in an existing Required Registration shall have the right to request, by delivery of a written notice to the Company, that such holder wishes to effect an underwritten offering of all or a portion of the Registrable Securities included in an existing Required Registration and, as soon as reasonably practicable

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after receiving such notice (but in no event later than 20 days after receiving such notice), the Company shall file with the Securities and Exchange Commission such amendments to the applicable Required Registration and such prospectus supplements or other filings as are necessary in connection with the underwritten offering of the Registrable Securities subject to the Required Registration.

(d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holder(s) of a majority of Investor Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holder(s) of a majority of Investor Registrable Securities to be included in such registration, then the Company shall include in such registration, (i) first, the Investor Registrable Securities held by the holders initiating such Demand Registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder, (ii) second, the Registrable Securities held by holders requesting to participate in such Demand Registration pursuant to the last sentence of Section 1(a) that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, any other securities that are not Registrable Securities that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the respective holders thereof on the basis of the number of other securities owned by each such holder.

(e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holder(s) of a majority of Investor Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to acquire financing, engage in any acquisition of assets (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction; provided that, in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(f) Selection of Underwriters. The holder(s) of a majority of the Investor Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering.

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(g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of each of the Investors.

(h) Obligations of Holders of Registrable Securities. Subject to the Company’s obligations under Section 4(e) hereof, each holder of Registrable Securities shall promptly cease using any prospectus after receipt of written notice from the Company of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or is otherwise not legally available to support sales of Registrable Securities.

(i) Exclusion of A/B Partners X LLC from Definition of Investors and Definition of Investor Registrable Securities. For purposes of this Section 1 only, A/B Partners X LLC shall not be included within the definition of Investors and any equity securities held by A/B Partners X LLC shall be excluded from the definition of Investor Registrable Securities but shall be considered Other Registrable Securities.

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities (including, to the extent permitted pursuant to Section 1(g), any proposed registration of the Company’s securities by any third-party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is addressed by Section 1, or (ii) in connection with registrations on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 2(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration is consummated.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration, (i) first, the securities the Company proposes to sell that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, (ii) second, the Investor Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such

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offering (if any), pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder, (iii) third, the Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iv) fourth, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the respective holders thereof on the basis of the number of other securities owned by each such holder.

(d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering and any Investor Registrable Securities are included in the Piggyback Registration, the investment banker(s) and manager(s) for the offering shall be selected by the holder(s) of a majority of the Investor Registrable Securities included in the Piggyback Registration. If any Piggyback Registration is an underwritten offering and no Investor Registrable Securities are included in the Piggyback Registration, the investment banker(s) and manager(s) for the offering shall be selected by the Company in its sole discretion.

(e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then, unless such previous registration is a Required Registration, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

3. Lockup Agreements; Transfers; Legend.

(a) Each holder of Registrable Securities agrees that in connection with an initial Public Offering and any Demand Registration or Piggyback Registration that is a Public Offering, he, she or it shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, the “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (the “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) of this section, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities, Other Securities, in cash or otherwise, or (iv) publicly disclose the intention to enter into any transaction described in clauses (i), (ii) or (iii) above, during the seven days prior to the effective date of such Public Offering to the date that is 180 days following the effective date of such Public Offering, in the case of the Investors, and 270 days following the effective date of such Public Offering, in the case of Other Securityholders, (or, in each case, such longer period as is otherwise required by the underwriters

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managing such Public Offering), except as part of such Public Offering or unless otherwise permitted by the Company (such period, the “Holdback Period”). If (x) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or (y) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of the Holdback Period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Holdback Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such extension of the Holdback Period referred to herein as a “Holdback Extension”). The Company may impose stop-transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.

(b) Subject to Section 7(a), in connection with any Public Offering, each holder of Registrable Securities agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such registered public offering the holder(s) of a majority of Investor Registrable Securities agree to enter into. In addition, notwithstanding any other provision contained in this Agreement, the Company shall not include in any underwritten Demand Registration or Piggyback Registration any portion of the Registrable Securities held by any members of management of the Company which the underwriter of such Demand Registration or Piggyback Registration reasonably believes is likely to adversely effect such offering.

(c) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) or, in the event of a Holdback Extension, for such longer period until the end of such period of Holdback Extension, unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with Section 3(a) above and applicable law, except as otherwise permitted by the holder(s) of a majority of Investor Registrable Securities, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

(d) Notwithstanding anything to the contrary herein, except in the case of (i) a transfer to the Company, (ii) a transfer by an Investor to its partners or members in connection with a pro rata in-kind distribution thereto, (iii) a Public Sale permitted hereunder or (iv) a transfer in connection with a Sale of the Company approved by the Investors (other than A/B Partners X LLC) (clauses (i) through (iv), a “Permitted Transfer”), prior to transferring any Registrable Securities to any Person (including by operation of law), the transferring Securityholder shall cause the prospective transferee to execute and deliver to the Company a

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counterpart of this Agreement thereby agreeing to be bound by the terms hereof. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such securities as the owner of such securities for any purpose. Other than in the case of a Permitted Transfer, whether or not any such transferee has executed a counterpart hereto, such transferee shall be subject to the obligations of the transferor hereunder. The provisions of this Section 3(d) shall terminate upon a Sale of the Company.

(e) Each certificate evidencing any Securities or Other Securities held by a Securityholder and each certificate issued in exchange for or upon the transfer of any such securities (unless such securities are permitted to be transferred pursuant to this Agreement and, if such securities were Registrable Securities, would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF DECEMBER 12, 2014, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITYHOLDERS, AS AMENDED. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Securities and Other Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which are transferred pursuant to a Permitted Transfer.

4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and, within 60 days after the end of the period within which requests for registration may be given to the Company, file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter, in each case in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder; provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected pursuant to Section 5(b) copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

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(b) notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than (x) the period set forth in Section 1(c), with respect to Required Registrations and (y) with respect to all other registration statements, 180 days (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller of Registrable Securities, provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) promptly notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (i) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) is otherwise not legally available to support sales of Registrable Securities, and, at the request of the holder(s) of a majority of Investor Registrable Securities covered by such registration statement, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

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(h) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holder(s) of a majority of Investor Registrable Securities being sold or the underwriters, if any, reasonably request(s) in order to expedite or facilitate the disposition of Registrable Securities (including causing appropriate members of management to participate in “road shows,” investor presentations and marketing events, and effecting a share split or a combination of shares);

(i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use reasonable best efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(j) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use reasonable best efforts promptly to obtain the withdrawal of such order;

(l) use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(m) take all reasonable actions to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n) obtain one or more cold comfort letters, dated the effective date of such registration statement (and, if such registration includes an Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holder(s) of a majority of Investor Registrable Securities being sold in such registered offering reasonably request(s); and

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(o) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

5. Registration Expenses.

(a) Subject to Section 5(b) below, all expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of Registrable Securities included in such registration.

(c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, agents, employees and each Person who controls such holder (within the meaning of the Securities Act) against all

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losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorney’s fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, “Losses”) caused by, resulting from, arising out of, based upon or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the blue sky or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of any rule or regulation promulgated pursuant to any federal, state or common law rule or regulation, including the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration hereunder, and the Company will reimburse such holder and each such officer, director, agent, employee and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective officers, directors, agents, employees and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use

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therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to,

12

among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f) The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(e) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 6(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute pursuant to this Section 6 any amount in excess of the sum of (i) any amounts paid pursuant to Section 6(b) above and (ii) the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Participation in Underwritten Registrations.

(a) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

13

8. Additional Securityholders. In connection with the issuance of any additional equity securities of the Company, the Company, with the consent the holder(s) of a majority of Investor Registrable Securities, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a holder of any particular category of Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a holder of such category of Registrable Securities and party to this Agreement.

9. Subsidiary Public Offering. If, after an initial public offering of the equity securities of a Subsidiary of the Company, the Company distributes securities of such Subsidiary to stockholders of the Company, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

10. Definitions.

(a) “Common Stock” means, collectively, (i) the Common Stock, $0.00001 par value per share, of the Company, and (ii) any common stock of a Subsidiary of the Company distributed by the Company to its stockholders.

(b) “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(c) “Investor Registrable Securities” means, (i) any Common Stock issued upon the conversion of any Series 2 Preferred Stock or Series 1 Preferred Stock held by the Investors, (ii) any Common Stock issued or distributed to the Investors, (iii) any common equity securities of the Company or a Subsidiary of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization and (iv) any other Common Stock held by Persons holding securities described in clauses (i), (ii) and (iii) above. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (ii) have been distributed to the partners, members or unit holders of any Investor (unless such Investor elects otherwise), (iii) have been effectively registered under a valid registration statement or (iv) have been repurchased by the Company. For purposes of this Agreement, an Investor shall be deemed to be a holder of Investor Registrable Securities, and the Registrable Securities shall be deemed to be outstanding and in existence, whenever such Investor has the right to acquire such Investor Registrable Securities (upon conversion of Series 2 Preferred Stock or Series 1 Preferred Stock or conversion or exercise of any other securities held by such Investor), whether or not such acquisition has actually been effected, and such Investor shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.

14

(d) “Other Registrable Securities” means, (i) any Common Stock issued upon the conversion of any Series 2 Preferred Stock or Series 1 Preferred Stock held by the Other Securityholders, (ii) any Common Stock issued or distributed to the Other Securityholders, (iii) any common equity securities of the Company or a Subsidiary of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization and (iv) any other Common Stock held by Persons holding securities described in clauses (i), (ii) and (iii) above. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (ii) have been distributed to the partners, members or unit holders of any Other Securityholder (unless such Other Securityholder elects otherwise), (iii) have been effectively registered under a valid registration statement including a registration statement on Form S-8 (or any successor form) or (iv) have been repurchased by the Company. In addition, all Other Registrable Securities held by any Other Securityholder shall cease to be Other Registrable Securities when all such Other Registrable Securities become eligible to be sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force), other than Rule 144(b), during a single 90-day period. For purposes of this Agreement, an Other Securityholder shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be outstanding and in existence, whenever such Other Securityholder has the right to acquire such Other Registrable Securities (upon conversion of Series 2 Preferred Stock or Series 1 Preferred Stock or conversion or exercise of any other securities held by such Other Securityholder), whether or not such acquisition has actually been effected, and such Other Securityholder shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder; provided that none of the following shall constitute Other Registrable Securities for any purpose hereunder: (A) shares of Common Stock or other common equity securities issuable upon the exercise of employee options (or similar equity-like incentive shares) which have not vested or are otherwise not exercisable, (B) shares of Common Stock or other common equity securities issuable upon the exercise of vested employee options (or similar equity-like incentive shares) whose per share exercise price is more than the price to be paid for such share in such offering and (C) shares of Common Stock or other common equity securities held subject to vesting or lapse of forfeiture restrictions.

(e) “Public Offering” means the sale in an underwritten public offering registered under the Securities Act of the equity securities of the Company (or any successor thereto) approved by the Company’s board of directors.

(f) “Public Sale” means any sale of Registrable Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) following a Public Offering, to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

(g) “Registrable Securities” means the Investor Registrable Securities and the Other Registrable Securities.

15

(h) “Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(i) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(j) “Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among the Company and its stockholders, as amended from time to time in accordance with its terms.

11. Miscellaneous.

(a) No Inconsistent Agreements; Entire Agreement. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Each of the Other Securityholders acknowledges and agrees that, as of the date hereof, the Existing Investor Rights Agreement is superseded in its entirety by this Agreement and that each Other Securityholder waives any rights of preemptive or other rights that it might otherwise have thereunder in connection with the transactions contemplated by the Purchase and Redemption Agreement.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Securities in any such registration (including effecting a share split or a combination of shares).

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, whether as a third-party beneficiary or otherwise.

(d) Amendments and Waivers.

(i) Subject to Section 11(d)(ii) and 11(d)(iii), any provision of this Agreement may be amended or modified if, but only, if such amendment or modification is in writing and is approved in writing by the Company and the holder(s) of a majority of the Investor Registrable Securities.

16

(ii) Notwithstanding Section 11(d)(i) but subject to Section 11(d)(iii), if an amendment or modification of this Agreement would alter or change the powers, preferences or special rights hereunder expressly granted to a holder by name or to the holders of a class of Registrable Securities (such Person or holders of such class, the “Subject Securityholders”) so as to affect them materially and adversely different than the holders of any other class of Registrable Securities, such amendment or modification shall not be effective against the Subject Securityholders without the prior written consent of the holders of at least a majority of such class of Registrable Securities held by the Subject Securityholders.

(iii) The provisions of Section 11(d)(i) and 11(d)(ii) shall not apply to any amendments or modifications otherwise expressly permitted by this Agreement (including, without limitation, in connection with adding a party hereto pursuant to Section 8 hereof). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit and detriment of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit or detriment of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, and for the detriment of, and enforceable against, any subsequent holder of Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

(h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be, in each case, by way of example and without limitation. The use of the words “or,” “either” and “any” shall not be exclusive. Reference to any agreement, document or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

17

(i) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(ii) Each party hereto hereby consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware, as well as to the jurisdiction of all courts which an appeal may be taken from such courts, for the purposes of any suit, action or other proceeding arising out of or in connection with this Agreement, including any proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any proceeding to enforce any arbitral decision or award. Each party hereto hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts of the State of Delaware and covenants that such party shall not seek in any manner to resolve any dispute other than as set forth herein or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof. Each party hereto hereby waives any and all objections such party may have to venue, including inconvenience of such forum, in any of such courts.

(iii) EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THIS WAIVER BEING A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO THIS AGREEMENT.

(j) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth on the attached Schedule of Holders, or as notified by such party from time to time at least ten business days prior to the effectiveness of such notice.

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

18

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be executed on the date first written above.

COMMERCIAL CREDIT, INC.

By:	/s/ Daniel J. McDonough
Name:	Daniel J. McDonough
Title:	Chief Executive Officer

Signature Page to Investor Rights Agreement

INVESTOR:

Lovell Minnick Equity Partners III LP

By:	Lovell Minnick Equity Advisors III LP
Its:	General Partner

By:	Fund III UGP LLC
Its:	General Partner

By:	Lovell Minnick Partners LLC
Its:	Managing Member

By:	/s/ Jennings J. Newcom
Name:	Jennings J. Newcom
Title:	Managing Director

Address for Notices:

Radnor Financial Center
150 N. Radnor Chester Road, Suite A200
Radnor, PA 19087

Shares:

352,720.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

INVESTOR:

Lovell Minnick Equity Partners III-A LP

By:	Lovell Minnick Equity Advisors III LP
Its:	General Partner

By:	Fund III UGP LLC
Its:	General Partner

By:	Lovell Minnick Partners LLC
Its:	Managing Member

By:	/s/ Jennings J. Newcom
Name:	Jennings J. Newcom
Title:	Managing Director

Address for Notices:

Radnor Financial Center
150 N. Radnor Chester Road, Suite A200
Radnor, PA 19087

Shares:

157,280.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

INVESTOR:

A/B PARTNERS X LLC

By:	Archbrook Capital Management, LLC
Its:	Manager

By:	/s/ David Apple
Name:	David Apple
Title:	Manager

Address for Notices:

500 Fifth Avenue
Suite 2440
NY, NY 10110

Shares:

50,000.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ John M. Fruehwirth
John M. Fruehwirth

Address for Notices:

8205 River Falls Dr
Potomac, MD 20854

Shares:

1,500.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Daniel J. McDonough
Daniel J. McDonough

Address for Notices:

PO Box 975
Davidson, NC 28036

Shares:

7,005.00000 shares of Series 2 Preferred Stock

12,371.00000 shares of Series 1 Preferred Stock

8,704.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

MCDONOUGH HOLDINGS LLC

By:	/s/ Daniel J. McDonough
Name:	Daniel J. McDonough
Title:	Manager

Address for Notices:

PO Box 975
Davidson, NC 28036

Shares:

0.00000 shares of Series 2 Preferred Stock

15,000.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Kevin T. McGinn
Kevin T. McGinn

Address for Notices:

8826 Amberton Lane
Charlotte, NC 28226

Shares:

3,873.00000 shares of Series 2 Preferred Stock

9,284.00000 shares of Series 1 Preferred Stock

1,980.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Donald G. Pokorny Donald G. Pokorny

Address for Notices:

2123 Sutton Dr
South Elgin, IL 60177

Shares:

0.00000 shares of Series 2 Preferred Stock

10,823.00000 shares of Series 1 Preferred Stock

2,872.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

MILLENNIUM TRUST COMPANY LLC CUST. FBO DONALD POKORNY IRA #215278698

By:	/s/ Donald G. Pokorny
Name:	Donald G. Pokorny
Title:

Address for Notices:

Shares:

1,867.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ E. Roger Gebhart E. Roger Gebhart

Address for Notices:

3138 Shillington Pl
Charlotte, NC 28210

Shares:

0.00000 shares of Series 2 Preferred Stock

10,823.00000 shares of Series 1 Preferred Stock

2,972.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

RICHARD RADOM REVOCABLE TRUST UA DATED DECEMBER 26, 1997

By:	/s/ Shirley Radom
Name:	Shirley Radom
Title:	Trustee

Address for Notices:

Shares:

8521 Evergreen Lane
Darien, IL 60561

0.00000 shares of Series 2 Preferred Stock

5,466.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER::

/s/ Rebecca C. Sabo
Rebecca C. Sabo

Address for Notices:

227 W. Trade St.
Suite 1450
Charlotte, NC 28202

Shares:

0.00000 shares of Series 2 Preferred Stock

3,822.00000 shares of Series 1 Preferred Stock

1,286.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Sam C. Robinson
Sam C. Robinson

Address for Notices:

Shares:

187.00000 shares of Series 2 Preferred Stock

1,439.00000 shares of Series 1 Preferred Stock

492.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Paul M. Bottiglio
Paul M. Bottiglio

Address for Notices:

6317 Charcon Ct Charlotte, NC 28213

Shares:

0.00000 shares of Series 2 Preferred Stock

1,477.00000 shares of Series 1 Preferred Stock

1,286.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Robert G. Qulia
Robert G. Qulia

Address for Notices:

2461 N. Legacy Park Blvd Fort Mill, SC 29707

Shares:

120.00000 shares of Series 2 Preferred Stock

900.00000 shares of Series 1 Preferred Stock

492.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Bryan M. Combs
Bryan M. Combs

Address for Notices:

6616 Harrison Rd Charlotte, NC 28270

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

1,386.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Brett H. Goodman
Brett H. Goodman

Address for Notices:

7401 Lawkins Ln Charlotte, NC 28270

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

1,386.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Mark R. Lempko
Mark R. Lempko

Address for Notices:

253 Berryman Drive Amherst, NY 14226

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

3,380.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ David M. Shoop
David M. Shoop

Address for Notices:

7225 Powell St. Downers Grove, IL 60516

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

1,386.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Mark A. Voytas Mark A. Voytas

Address for Notices:

5305 Ambs Ct. St. Louis, MO 63128

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

99.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Gregory R. Johnson Gregory R. Johnson

Address for Notices:

9306 Windrush Dr.
Spring, TX 77379

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

592.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Jim Smith Jim Smith

Address for Notices:

1531 Ashford Ct.
Wheaton, IL 60189

Shares:

0.00000 shares of Series 2 Preferred Stock

900.00000 shares of Series 1 Preferred Stock

0.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Roger Linker, Jr. Roger Linker, Jr.

Address for Notices:

2600 Aspen Terrace
Rock Hill, SC 29732

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

500.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Angelo G. Garubo Angelo G. Garubo

Address for Notices:

400 N. Church St.
Unit 402
Charlotte, NC 28202

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

3,400.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ David J. DiCarlo, Jr. David J. DiCarlo, Jr.

Address for Notices:

22 Ranch Trail
Williamsville, NY 14221

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

900.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ Dwane J. Williamson
Dwane J. Williamson

Address for Notices:

705 McDonald Ave
Charlotte, NC 28203

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

300.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

OTHER SECURITYHOLDER:

/s/ James A. Rusch James A. Rusch

Address for Notices:

425 White Pine Road
Buffalo Grove, IL 60089

Shares:

0.00000 shares of Series 2 Preferred Stock

0.00000 shares of Series 1 Preferred Stock

300.00000 shares of Common Stock

[Signature Page to Investor Rights Agreement]

SCHEDULE OF HOLDERS

INVESTORS
LOVELL MINNICK EQUITY PARTNERS III LP
LOVELL MINNICK EQUITY PARTNERS III-A LP
A/B PARTNERS X LLC
OTHER SECURITYHOLDERS
JOHN FRUEHWIRTH
DANIEL J. MCDONOUGH
KEVIN T. MCGINN
DONALD G. POKORNY
E. ROGER GEBHART
RICHARD W. RADOM REVOCABLE TRUST U/A DATED DECEMBER 26, 1997
REBECCA C. SABO
SAM C. ROBINSON
PAUL BOTTIGLIO
ROBERT G. QULIA
BRYAN COMBS
BRETT GOODMAN
MARK LEMPKO
DAVID SHOOP
MARK VOYTAS
GREG JOHNSON
JIM SMITH
ROGER LINKER
ANGELO GARUBO
DAVID DICARLO
DWANE WILLIAMSON
JAMES RUSCH
TIME VEST INCENTIVE PLAN (UNALLOCATED)
PERFORMANCE INCENTIVE PLAN (UNALLOCATED)